Exhibit 10.6

THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

This THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT is entered into as of March 3, 2017, by and among GASTAR EXPLORATION INC., a Delaware corporation (“Borrower”), each subsidiary of the Borrower signatory hereto (together with the Borrower, the “Grantors” and individually, each a “Grantor”) and Wilmington Trust, National Association, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of itself and the other Secured Parties.

PRELIMINARY STATEMENTS

WHEREAS, Borrower previously entered into that certain Second Amended and Restated Credit Agreement dated as of June 7, 2013 (as it has been amended, supplemented or otherwise modified, the “Existing Credit Agreement”), among Borrower, the guarantors party thereto, the lenders party thereto (“Existing Lenders”), and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Existing Administrative Agent”), as collateral agent (in such capacity, the “Existing Collateral Agent”), and as issuing bank for letters of credit issued thereunder;

WHEREAS, in order to secure the full and punctual payment and performance of the “Secured Obligations” under and as defined in the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement), the Grantors executed and delivered to the Existing Collateral Agent (a) that certain Second Amended and Restated First Lien Security Agreement dated as of June 7, 2013 (as it has been amended, supplemented or otherwise modified, the “Existing Security Agreement”) and (b) that certain Second Amended and Restated First Lien Security Agreement (Pledge) dated as of June 7, 2013 (together with the Existing Security Agreement, the “Existing Collateral Documents”);

WHEREAS, pursuant to that certain Master Reaffirmation and Assignment and Assumption of Liens and Security Interests (the “Assignment”) of even date herewith, the Existing Administrative Agent and the Existing Lenders have assigned to the Collateral Agent and the Lenders all of their respective right, title and interest in and to the deeds of trust, mortgages, security agreements and other instruments executed or delivered pursuant thereto, including the Existing Collateral Documents;

WHEREAS, after giving effect to the Assignment, Wilmington Trust, National Association, as the Administrative Agent, the Grantors and the Lenders party thereto have agreed to amend and restate the Existing Credit Agreement in its entirety pursuant to, and new lenders have agreed to become lenders under, that certain Third Amended and Restated Credit Agreement dated as of March 3, 2017 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, in connection with the execution of the Credit Agreement, the parties desire to amend and restate the Existing Collateral Documents in the form of this Agreement in order to, among other things, reflect the foregoing and the execution and delivery of the Credit Agreement. The Collateral Agent is willing to amend and restate the Existing Collateral Documents as set forth herein on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.    Definitions of Certain Terms Used Herein. (a) All capitalized terms not otherwise defined herein that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement. Any terms used in this Agreement that are defined in the UCC (as defined below) and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. As used in this Agreement, the following terms shall have the following meanings:

“Accounts” shall mean an “account” as defined in the UCC, including, without limitation, all of any Grantor’s rights to payment for goods sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including, without limitation, rights arising under any of the Contracts or evidenced by an account, note, contract, security agreement, Chattel Paper (including, without limitation, tangible Chattel Paper and electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (i) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (ii) all of any Grantor’s right, title and interest in and to any goods or services, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney granted to any Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (vi) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

“Additional Grantors” shall have the meaning set forth in Section 4.6.

“Agreement” shall mean this Third Amended and Restated Pledge and Security Agreement, dated as of March 3, 2017, made by each of the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Assignment” shall have the meaning set forth in the recitals to this Agreement.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Cash Collateral” shall mean all amounts from time to time held in any checking, savings, deposit or other account of such Grantor, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.

“Certificated Equipment” shall mean any Vehicle or other equipment the ownership of which is evidenced by, or under applicable law, is required to be evidenced by, a certificate of title.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2 of this Agreement and shall not include the Excluded Contracts, other than to the extent such Excluded Contract becomes Collateral as provided in Section 2.2.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Contract Documents” shall mean all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

“Contract Rights” shall mean (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the opinion of the Secured Parties, may be necessary or advisable in connection with any of the foregoing.

“Contracts” shall mean all contracts to which any Grantor now is, or hereafter will be bound, or to which such Grantor is or hereafter will be a party, beneficiary or assignee, all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Controlling Party” shall have the meaning set forth in the Swap Intercreditor Agreement.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyrights” shall mean all United States and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Documents” shall mean a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” shall mean any equipment now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “equipment” under the UCC, including, without limitation, all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean the occurrence of either (a) an Event of Default under the terms of the Credit Agreement or (b) at any time that the Swap Counterparties are the Controlling Party, the occurrence of a Triggering Event (as defined in the Swap Intercreditor Agreement).

“Excluded Account” shall mean (a) any Deposit Account that is designated to hold cash as collateral in support of performance bond obligations or other similar obligations and (b) any Deposit Account that is designated solely as an account for, and is used solely for, employee benefits, taxes, payroll funding or petty cash in an amount not to exceed $500,000 in the aggregate.

“Excluded Collateral” shall mean (a) Excluded Contracts; (b) Excluded Accounts; (c) any United States intent-to-use trademark application until such time, if any, as a statement of use or an amendment to allege use is filed with an accepted by the United States Patent and Trademark Office; (d) those assets as to which the Majority Lenders and the Borrower reasonably determine that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; and (e) any Property subject to a Lien permitted by Section 6.03(h) of the Credit Agreement; provided however, “Excluded Collateral” shall not include any right to receive proceeds from the sale or other disposition of Excluded Collateral or any Proceeds, products, substitutes or replacements of any Excluded Collateral (unless such Proceeds, products, substitutes or replacements independently constitute Excluded Collateral).

“Excluded Contracts” shall mean, other than to the extent set forth in this definition, any General Intangibles, Contract, Contract Document, Government Approvals or other document (and any Contract Rights arising thereunder) to which any of the Grantors is a party to the extent (but only to the extent) that a Grantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such Property by reason of (a) an existing and enforceable negative pledge or anti-assignment provision or (b) applicable law or regulation to which such Grantor is subject (and shall, as applicable, not be included as “Chattel Paper”, “Collateral”, “Contracts”, “Contract Rights”, “Contract Documents”, “General Intangibles”, “Governmental Approval”, “Instruments”, “Insurance Contracts”, “Investment Property”, “Legal Requirements”, or “Pledged Equity” for the purposes hereof); provided however that (x) the exclusion from the lien and security interest granted by such Grantor hereunder of any Contract Rights of any of the Grantors under one or more of the Excluded Contracts shall not limit, restrict or impair the grant by such Grantor of the lien and security interest in any Accounts or receivables arising under any such Excluded Contract or any payments due or to become due thereunder, (y) any Excluded Contract shall automatically cease to be an “Excluded Contract” and excluded from the Collateral (and shall automatically be subject to the lien and security interest granted hereby and to the terms and provisions of this Agreement as “Collateral”), to the extent that (1) either of the prohibitions discussed in clause (a) and (b) above is ineffective or subsequently rendered ineffective under Sections 9.406, 9.407, 9.408 or 9.409 of the UCC or under any other Requirements of Law or is otherwise no longer in effect, or (2) the applicable Grantor has obtained the consent of the other parties to such Excluded Contract to the creation of a lien and security interest in, such Excluded Contract (which consent, upon the reasonable request of the Collateral Agent, such Grantor will use its commercial reasonable efforts to obtain), and (z) any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Contracts shall constitute Collateral unless any assets or property constituting such proceeds are themselves subject to the exclusions set forth in the definition of “Excluded Collateral”.

“Excluded Perfection Collateral” shall mean, unless otherwise elected by Collateral Agent following a Default, collectively (a) Immaterial Certificated Equipment, and (b) Letter of Credit Rights.

“Existing Administrative Agent” shall have the meaning set forth in the recitals to this Agreement.

“Existing Collateral” shall have the meaning set forth in Section 9.16.

“Existing Collateral Agent” shall have the meaning set forth in the recitals to this Agreement.

“Existing Collateral Documents” shall have the meaning set forth in the recitals to this Agreement.

“Existing Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Existing Lenders” shall have the meaning set forth in the recitals to this Agreement.

“Existing Security Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Fixtures” shall mean any fixtures now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC, including without limitation any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” shall mean all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.

“Governmental Approvals” shall mean (i) any authorization, consent, approval, license, waiver or exemption, by or with (ii) any required notice to; (iii) any declaration of or with; or (iv) any required registration by or with, or any other action or deemed action by or on behalf of, any Governmental Authority.

“Grantor” and “Grantors” shall have the meaning set forth in the preamble to this Agreement.

“Immaterial Certificated Equipment” shall mean, as of the date of determination, any Certificated Equipment owned by any Grantor that (a) has a fair market value of less than $100,000 individually or (ii) when taken together with all other Immaterial Certificated Equipment, has an aggregate fair market value of less than $2,000,000.

“Instruments” shall mean an “instrument” as defined in the UCC, including, without limitation, any Negotiable Instrument, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (other than Instruments constituting Chattel Paper).

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether Collateral Agent is the loss payee thereof).

“Insurance Contracts” shall mean all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Loan Documents.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Intercreditor Agreement” shall have the meaning set forth in Section 9.18.

“Inventory” shall mean all of the inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished (including oil, gas, or other hydrocarbons and all products and substances derived therefrom), and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any other item constituting “inventory” under the UCC.

“Investment Accounts” shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Property” shall mean “investment property” as defined in the UCC, including, without limitation, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.

“Investment Related Property” shall mean: (i) all Investment Property and (ii) all of the following (regardless of whether classified as Investment Property under the UCC): all Pledged Securities, the Investment Accounts, and certificates of deposit.

“Negotiable Instrument” shall mean a “negotiable instrument” as defined in the UCC.

“Original Collateral” shall have the meaning set forth in Section 9.16.

“Ownership Interests” shall mean all interests in any limited liability company, general partnership, limited partnership, limited liability partnership or other partnership, and the certificates, if any, representing such interests and any interest of such Grantor on the books and records of such limited liability company, general partnership, limited partnership, limited liability partnership or other partnership and any securities entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account, all rights as and to become a member or partner, all rights of the Grantor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, general partnership, limited partnership, limited liability partnership or other partnership, all of the Grantor’s right, title and interest as a member to any and all assets or properties of such limited liability company, general partnership, limited partnership, limited liability partnership or other partnership, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patents” shall mean all United States and foreign patents and applications for letters patent throughout the world, all reissues, divisions, continuations, continuations in part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

“Pledged Notes” shall mean all promissory notes listed on Schedule I (as such schedule may be amended or supplemented from time to time) and all other promissory notes or other instruments issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) and all Intercompany Notes.

“Pledged Securities” shall mean all Securities and Ownership Interests of any Grantor, including, without limitation, as described on Schedule I attached hereto (as such schedule may be amended or supplemented from time to time), and all Securities and Ownership Interests described in any Pledge Amendment hereafter executed and delivered by any Grantor pursuant to Section 4.5 of this Agreement.

“Proceeds” shall mean all proceeds (as defined in the UCC) of any or all of the Collateral, including without limitation (i) any and all proceeds of, all claims for, and all rights of any Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of any Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or Secured Parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Released Collateral” shall have the meaning set forth in Section 9.16.

“Second Lien Collateral Agent” shall mean Wilmington Trust, National Association and each of its successors and assigns as “Second Lien Agent” under and as defined in the Intercreditor Agreement.

“Secured Obligations” shall mean all Secured Obligations (as defined in the Credit Agreement) now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise, including any post-petition interest in the event of a bankruptcy, to the extent such interest is enforceable by law. Notwithstanding anything to the contrary contained herein, “Secured Obligations” as used in this Agreement shall not include the Excluded Swap Obligations.

“Security Termination” shall mean subject to Section 6 hereof, at such time at which each of the following events shall have occurred at or prior to such time: (i) the termination of the Commitments, (ii) the termination of all Swap Agreements entered into with the Qualified Counterparties (other than Swap Agreements entered into with any Qualified Counterparty with respect to which other arrangements satisfactory to such Qualified Counterparty and the

Borrower have been made), and (iii) the indefeasible payment in full in cash of all Secured Obligations (other than (1) Swap Obligations with respect to which other arrangements satisfactory to the Qualified Counterparty and the Borrower have been made and (2) indemnity obligations and similar obligations that survive the termination of this Agreement for which no notice of a claim has been received by any Grantor).

“Stock Rights” shall mean any securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, limited partnership, general partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Swap Counterparties” shall have the meaning set forth in the Swap Intercreditor Agreement.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b)    Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used herein, the term “including” means “including, without limitation”.

ARTICLE II.

GRANT OF SECURITY

INTEREST

Section 2.1.    Grant of Security. As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each Grantor hereby assigns, pledges, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and continuing security interest in all of such Grantor’s right, title and interest in, to and under, all items described in this Section 2, whether now owned or hereafter acquired by such Grantor and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”):

(a)    all Accounts;

(b)    all cash and cash equivalents;

(c)    all Cash Collateral;

(d)    all Certificated Equipment;

(e)    all Chattel Paper;

(f)    all Commercial Tort Claims;

(g)    all Commodity Accounts;

(h)    all Contracts, all Contract Rights, Contract Documents and Accounts associated with such Contracts and each and every document granting security to such Grantor under any such Contract;

(i)    all Deposit Accounts;

(j)    all Documents;

(k)    all Equipment;

(l)    all Fixtures;

(m)    all General Intangibles;

(n)    all Goods;

(o)    all Governmental Approvals;

(p)    all Instruments;

(q)    all Insurance;

(r)    all Intellectual Property;

(s)    all Inventory;

(t)    all Investment Property;

(u)    all Letters of Credit and Letter of Credit Rights;

(v)    all Money;

(w)    all Investments;

(x)    all Receivables and Receivable Records;

(y)    all Securities Accounts and Securities Entitlements;

(z)    any right to receive a payment under any Swap Agreement in connection with a termination thereof;

(aa)    all books and records pertaining to the Collateral;

(bb)    without limiting the generality of the foregoing, all other personal property, goods, Accounts, Certificated Securities, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Letters of Credit, Money, Payment Intangibles, Proceeds, Securities, Securities Accounts, Security Entitlements, Supporting Obligations, Uncertificated Securities, credits, claims, demands and assets of such Grantor whether now existing or hereafter acquired from time to time;

(cc)    to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(dd)    to the extent not otherwise included above, all Proceeds, products, accessions, profits, rents, replacements, substations of or in respect of any of the foregoing.

Section 2.2.    Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to any Excluded Collateral.

Section 2.3.    Security for Secured Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Secured Obligations; provided, however, that the Secured Obligations shall not include any Excluded Swap Obligations.

Section 2.4.    Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended to be or shall be a delegation of duties to Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral to perform all of the Secured Obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iii) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to Collateral Agent and the Secured Parties that:

Section 3.1.    Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral to the Collateral Agent with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (other than Liens expressly permitted by Section 6.03 of the Credit Agreement), and has full power and authority to grant to Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Agreement has been duly authorized by proper corporate, partnership or limited liability proceedings, and this Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all now owned and hereafter acquired Collateral, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.2.    Type and Jurisdiction of Organization. Such Grantor is a corporation, limited partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction wherein failure to have such authorization may result in a Material Adverse Effect. Such Grantor is not now nor has it during the five years prior to the date hereof been incorporated or organized as any other type of entity or under the laws of any other jurisdiction.

Section 3.3.    Principal Location. On the date hereof, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit A. During the preceding five-year period, such Grantor has no other places of business except those set forth in Exhibit A.

Section 3.4.    No Other Names. As of the date hereof, during the preceding five-year period, such Grantor has not conducted business under any name except those set forth in Exhibit B. On the date hereof, each Grantor’s name, as set forth on Exhibit B, is the exact name as it appears in such Grantor’s Organizational Documents, as amended, as filed with such Grantor’s jurisdiction of organization. Unless otherwise stated on Exhibit B, such Grantor is not a transmitting utility as defined in Section 9-102(a)(80) of the UCC.

Section 3.5.    Federal Taxpayer Identification Number. Such Grantor’s Federal taxpayer identification number as of the date hereof is set forth on Exhibit C.

Section 3.6.    Grantor’s Location. The jurisdiction in which such Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC as of the date hereof is set forth on Exhibit D.

Section 3.7.    Pledged Securities, Pledged Notes and Other Investment Property. Schedule I sets forth a complete and accurate list of the Pledged Securities, Pledged Notes and other Investment Property delivered to Collateral Agent, for the benefit of the Secured Parties. Such Grantor is the direct and beneficial owner of each Pledged Security, Pledged Note and other type of Investment Property as indicated on Schedule I, free and clear of any Liens, except for the security interest granted to Collateral Agent for the benefit of the Secured Parties hereunder and, subject to the Intercreditor Agreement, the security interest granted to the Second Lien Collateral Agent. Each Grantor further represents and warrants that (i) all such Pledged Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a limited partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Pledged Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and (ii) with respect to any certificates delivered to Collateral Agent representing an ownership interest in a limited partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed Collateral Agent so that Collateral Agent may take steps to perfect its security interest therein as a General Intangible. Schedule III hereto sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts,” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest. Except as set forth on Schedule III hereto, each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto or, subject to the Intercreditor Agreement, the Second Lien Collateral Agent) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto.

Section 3.8.    Due Authorization of Pledged Securities. All of the Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable. The Collateral includes, without limitation, all of the issued and outstanding Equity Interests of each of the Subsidiaries owned by each Grantor and there are no outstanding warrants, options or other rights to purchase, or other agreements (other than the Loan Documents) outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Securities.

Section 3.9.    Valid, Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute a legal and valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, securing the payment and performance of each Grantor’s Secured Obligations and upon completion of the filings and other actions specified on Exhibit D (all of which, in the case of all filings and other documents referred to on said Exhibit, have been delivered to the Collateral Agent in duly completed and duly executed form, as applicable, and may be filed by the Collateral Agent (or its designee) at any time) and payment of all filing fees, will constitute fully perfected security interests in all of the Collateral, prior to all other Liens on the Collateral except for Permitted Encumbrances and subject to Excluded Perfection Collateral. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Sections 4.2, 4.3, 4.7 and 4.8 to: (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts, (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Deposit Accounts that are Excluded Accounts), and (iii) establish the Collateral Agent’s “control” (within the meaning of Section 9-107 of the UCC) over all Letter of Credit Rights.

Section 3.10.    Authorization; Approvals. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by Section 3.9 above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Ownership Interests. No consent, approval or authorization of any Person is required for the pledge by such Grantor of the Pledged Securities pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Grantor, whether under the Organizational Documents of any issuer of any Pledged Securities or otherwise, except such as have been obtained and are in full force and effect.

Section 3.11.    Receivables. No Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the Control of, Collateral Agent.

Section 3.12.    Account Debtors. None of the account debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.

Section 3.13.    Possession of Inventory; Control. Each Grantor has exclusive possession and control, subject to Permitted Encumbrances, of its Equipment and Inventory, except as otherwise required, necessary or customary in the ordinary course of its business. No Grantor has consented to, and is otherwise unaware of, any Person having Control over any Collateral, other than, subject to the Intercreditor Agreement, the Second Lien Collateral Agent.

Section 3.14.    Commercial Tort Claims. Schedule II sets forth all Commercial Tort Claims of each Grantor.

Section 3.15.    Letter of Credit Rights. No Grantor is a beneficiary or assignee under any letter of credit other than the letters of credit described on Schedule IV.

ARTICLE IV.

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated:

Section 4.1.    General.

4.1.1    Inspection. Each Grantor will permit Collateral Agent or any Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor’s officers and employees, all at such reasonable times and intervals as Collateral Agent or such Lender may determine, and all at the Grantors’ expense.

4.1.2    Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes Collateral Agent or its designee to file all financing statements and other documents and take such other actions as may from time to time be requested by Collateral Agent or its designee in order to maintain a first priority perfected (other than, as to perfection, Excluded Perfection Collateral) security interest in and, if applicable, “control” (within the meaning of the applicable Uniform Commercial Code) of, the Collateral. Each Grantor hereby authorizes Collateral Agent (or its designee) to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Agreement. Each Grantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder. Each Grantor shall maintain the security interest in the Collateral created by this Agreement as a perfected security interest having at least the priority described in Section 3.9. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto to the extent required hereunder, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a control agreement in form and substance reasonably satisfactory to the Collateral Agent, the Majority Lenders and the Swap Counterparties.

4.1.3    Disposition of Collateral. Except as otherwise permitted under the Credit Agreement, none of the Grantors will sell, lease or otherwise dispose of the Collateral.

4.1.4    Liens. None of the Grantors will create, incur, or suffer to exist any Lien on the Collateral except the security interest created by this Agreement and the Liens expressly permitted by Section 6.03 of the Credit Agreement.

4.1.5    Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Except as otherwise permitted under the Credit Agreement, each Grantor will:

(a)	preserve its existence as a corporation, limited partnership or limited liability company and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

(b)	not change its name or its state of organization; and

(c)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit A;

unless such Grantor shall have given Collateral Agent not less than five (5) Business Days’ prior written notice of such event or occurrence and taken all action reasonably requested by the Collateral Agent or any other Secured Party for the purpose of maintaining the validity, perfection and priority of Collateral Agent’s security interest in the Collateral.

4.1.6    Other Financing Statements. None of the Grantors will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.2 and in respect of Liens expressly permitted by Section 6.03 of the Credit Agreement.

Section 4.2.    Securities, Pledged Notes and Documents. Each Grantor will (i) deliver to Collateral Agent promptly the originals of all certificated Pledged Securities constituting Collateral (if any then exist) and all Pledged Notes, in each case, to the extent not previously delivered to Collateral Agent, (ii) hold in trust for Collateral Agent upon receipt and promptly thereafter deliver to Collateral Agent any certificated Pledged Securities constituting Collateral and any Pledged Notes, and (iii) upon Collateral Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to Collateral Agent (and thereafter hold in trust for Collateral Agent upon receipt and immediately deliver to Collateral Agent) (x) any Document evidencing or constituting Collateral, (y) any dividends or distributions declared or paid, in cash or property, upon any of the Pledged Securities, and (z) any payments received, in cash or property, with respect to any Pledged Note or any other Collateral. Each Grantor which is an issuer of a Pledged Security agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.5 with respect to the Pledged Securities issued by it and (iii) the terms of this Section 4.2 shall apply to it with respect to all actions that may be required of it pursuant to this Section 4.2 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an issuer or an owner of any Pledged Securities hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder or other equity holder of the issuer of the related Pledged Security. Each Grantor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

Section 4.3.    Uncertificated Securities and Certain Other Investment Property. Each Grantor will take any actions reasonably requested by the Collateral Agent to cause (i) the issuers of Uncertificated Securities which are Collateral and which are Securities or other Investment Property and (ii) any financial intermediary which is the holder of any Securities or other Investment Property, to cause Collateral Agent to have and retain “control” (within the meaning of the applicable Uniform Commercial Code) over such Securities or other Investment Property in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.4.    Stock and Other Ownership Interests.

4.4.1    Changes in Capital Structure of Issuers. Except as otherwise permitted under the Credit Agreement, none of the Grantors will vote any of the Securities, Ownership Interests or other Investment Property in favor of, or take any other action to permit or suffer, any issuer of privately held corporate securities or other ownership interests in a corporation, limited partnership, general partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock, Ownership Interests or other Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity.

4.4.2    Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registerable Pledged Securities or any Ownership Interest which become a Security to be registered in the name of Collateral Agent or its nominee at any time an Event of Default has occurred and is continuing at the option of the Collateral Agent and the Majority Lenders, or if the Swap Counterparties are the Controlling Party, the Swap Counterparties holding a majority of the Swap Obligations (as defined in the Swap Intercreditor Agreement).

4.4.3    Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting and corporate rights relating to the Pledged Securities, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Pledged Securities and the Stock Rights as if it were the absolute owner thereof.

Section 4.5.    Commercial Tort Claims. Each Grantor further agrees that it will, upon obtaining any additional Commercial Tort Claims that could reasonably be expected to result in a judgment in such Grantor’s favor in excess of $5,000,000, promptly (and in any event within thirty (30) days) deliver to Collateral Agent a Pledge Amendment, duly executed by such Grantor, in substantially the form of Schedule V annexed hereto (a “Pledge Amendment”), in respect of such additional Commercial Tort Claims. Each Grantor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Commercial Tort Claims listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Collateral; provided that the failure of such Grantor to execute a Pledge Amendment with respect to any Commercial Tort Claims pledged pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

Section 4.6.    Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to Collateral Agent, notice of which is hereby waived by each Grantor, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower or any other Grantor to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 4.7.    Subject to Section 5.16 of the Credit Agreement, each Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts (other than Deposit Accounts that are Excluded Accounts) only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent and the Majority Lenders, or if the Swap Counterparties are the Controlling Party, the Swap Counterparties holding a majority of the Swap Obligations (as defined in the Swap Intercreditor Agreement).

Section 4.8.    If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent and the Majority Lenders, or if the Swap Counterparties are the Controlling Party, the Swap Counterparties holding a majority of the Swap Obligations (as defined in the Swap Intercreditor Agreement).

Section 4.9.    Letter of Credit Rights. Within ten (10) days after the date of obtaining any Letter of Credit Rights other than in respect of the letters of credit described on Schedule IV hereto, each Grantor shall provide the Collateral Agent with an amended or supplemented Schedule IV to reflect such additional letters of credit.

Section 4.10.    Without the prior written consent of the Majority Lenders (or if the Swap Counterparties are the Controlling Party, the Swap Counterparties holding a majority of the Swap Obligations (as defined in the Swap Intercreditor Agreement)) no Grantor will (i) vote to enable, or take any other action to permit, any issuer of any Pledged Securities to amend its Organizational Documents in any manner that materially changes the rights of such Grantor with respect to any Pledged Securities or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest therein, (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (iii) cause or permit any issuer of any Pledged Securities which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Securities to be treated as securities for purposes of the UCC; provided, however, that notwithstanding the foregoing, if any issuer of any Pledged Securities takes any such action in violation of the foregoing in this clause (iii), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof, in form and substance reasonably satisfactory to the Collateral Agent and the Majority Lenders (or if the Swap Counterparties are the Controlling Party, the Swap Counterparties holding a majority of the Swap Obligations (as defined in the Swap Intercreditor Agreement)).

ARTICLE V.

REMEDIES UPON EVENT OF DEFAULT

Section 5.1.    Acceleration and Remedies. Upon the occurrence and continuance of an Event of Default, Collateral Agent may exercise any or all of the following rights and remedies:

5.1.1    Those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to Collateral Agent and the Secured Parties prior to an Event of Default.

5.1.2    Those rights and remedies available to Collateral Agent under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien).

5.1.3    Without notice except as specifically provided in Section 9.1 or elsewhere herein, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Collateral Agent may deem commercially reasonable.

Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

Section 5.2.    Each Grantor’s Obligations Upon an Event of Default. Upon the request of Collateral Agent after the occurrence and during the continuance an Event of Default, each Grantor will, subject to the terms of the Swap Intercreditor Agreement:

5.2.1    Assembly of Collateral. Assemble and make available to Collateral Agent the Collateral and all records relating thereto at any place or places specified by Collateral Agent.

5.2.2    Collateral Agent Access. Permit Collateral Agent, by Collateral Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

ARTICLE VI.

WAIVERS, AMENDMENTS AND

REMEDIES

No delay or omission of Collateral Agent or any Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. Except for any Pledge Amendment executed and delivered to Collateral Agent by any Grantor in accordance with the terms of Section 4.5, no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Collateral Agent with the concurrence or at the direction of the Majority Lenders (or if the Swap Counterparties are the Controlling Party, the Swap Counterparties holding a majority of the Swap Obligations (as defined in the Swap Intercreditor Agreement)) and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to Collateral Agent and the Secured Parties until the Secured Obligations have been paid in full.

ARTICLE VII.

PROCEEDS

Section 7.1.    Application of Proceeds. Subject to the terms of the Swap Intercreditor Agreement, the proceeds of the Collateral shall be applied by Collateral Agent to payment of the Secured Obligations in the order and manner contemplated by the Credit Agreement.

ARTICLE VIII.

NOTICES

Section 8.1.    Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 10.01 of the Credit Agreement.

Section 8.2.    Change in Address for Notices. Collateral Agent or any Grantor may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX.

GENERAL PROVISIONS

Section 9.1.    Notice of Disposition of Collateral; Condition of Collateral. Subject to the terms of the Swap Intercreditor Agreement, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to a Grantor, addressed as set forth in Article VIII, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Collateral Agent shall have no obligation to prepare the Collateral for sale.

Section 9.2.    Collateral Agent Performance of Debtor Obligations. Without having any obligation to do so, and subject to the terms of the Swap Intercreditor Agreement, Collateral Agent or the other Secured Parties may perform or pay any obligation which a Grantor has agreed to perform or pay in this Agreement and such Grantor shall reimburse Collateral Agent or such other Secured Parties for any amounts paid by Collateral Agent or such other Secured Parties pursuant to this Section 9.2. The Grantors’ obligations to reimburse Collateral Agent and other Secured Parties pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

Section 9.3.    Authorization for Collateral Agent to Take Certain Action. Each Grantor irrevocably authorizes Collateral Agent at any time and from time to time in the sole discretion of Collateral Agent and appoints Collateral Agent as its attorney in fact (i) to file financing statements, amendments and continuations necessary or desirable in Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of Collateral Agent’s security interest in the Collateral, (ii) after the occurrence and during the continuance of an Event of Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of Uncertificated Securities which are Collateral and which are Securities or other Investment Property or with financial intermediaries holding Securities or other Investment Property as may be necessary or advisable to give Collateral Agent Control over such Securities or other Investment Property, (v) after the occurrence and during the continuance of an Event of Default, to apply the proceeds of any Collateral received by Collateral Agent to the Secured Obligations as provided in Article VII, (vi) after the occurrence and during the continuance of an Event of Default, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) after the occurrence and during the continuance of an Event of Default, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due with respect to any Collateral, and (viii) after the occurrence and during the continuance of an Event of Default, to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Collateral Agent or as Collateral Agent shall direct. Grantor agrees to reimburse Collateral Agent on demand for any payment made or any expense incurred by Collateral Agent in connection with any actions taken by Collateral Agent pursuant to clauses (i) through (viii) above, provided that this authorization shall not relieve any Grantor of any of its obligations under this Agreement or under the Credit Agreement. The power of attorney granted hereby is coupled with an interest and shall be irrevocable until Security Termination.

Section 9.4.    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.3, 4.1.4, 4.2, 4.3, 4.7, 4.8, 4.10, 5.2, or 9.5 or in Article VII will cause irreparable injury to Collateral Agent and the Secured Parties, that Collateral Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of Grantor contained in this Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 9.4 shall be specifically enforceable against such Grantor.

Section 9.5.    Dispositions Not Authorized. Except as otherwise permitted under the Credit Agreement, none of the Grantors is authorized to sell or otherwise dispose of the Collateral and notwithstanding any course of dealing between any Grantor and Collateral Agent or other conduct of Collateral Agent, no authorization to sell or otherwise dispose of the Collateral shall be binding upon Collateral Agent or the Secured Parties unless such authorization is in writing signed by Collateral Agent.

Section 9.6.    Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each Grantor, Collateral Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that none of the Grantors shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of Collateral Agent.

Section 9.7.    Survival of Representations. All representations and warranties of each Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 9.8.    Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

Section 9.9.    Releases.

(a)    Upon the Security Termination, but subject to the terms of the Swap Intercreditor Agreement, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, and subject to the provisions in Article IX of the Credit Agreement, Collateral Agent shall deliver to such Grantor any Collateral held by Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)    Subject to the terms of the Swap Intercreditor Agreement, if any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then Collateral Agent, at the request and sole expense of such Grantor, but subject to the provisions in Article IX of the Credit Agreement, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to Collateral Agent, at least five (5) Business Days prior to the date of the proposed release, a request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any anticipated expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and the Swap Documents (as defined in the Swap Intercreditor Agreement) (and the Secured Parties, by accepting the benefits hereof, authorize the Collateral Agent to conclusively rely on such certification as evidence that such transaction is in compliance with the Credit Agreement and the other Loan Documents in performing its obligations under this clause (b)).

Section 9.10.    ENTIRE AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE SWAP DOCUMENTS (AS DEFINED IN THE SWAP INTERCREDITOR AGREEMENT) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 9.11.    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

Section 9.12.    WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, COLLATERAL AGENT AND EACH SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.13.    Expenses; Indemnity; Damage Waiver. Section 10.03 of the Credit Agreement is hereby incorporated by reference mutatis mutandis, as if stated verbatim herein as agreements and obligations of each Grantor.

Section 9.14.    Counterparts; Fax. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

Section 9.15.    Consent of Pledge of Pledged Securities. Each Grantor consents to the grant by each other Grantor of a security interest in all Pledged Securities to Collateral Agent, and without limiting the foregoing, consents to the transfer of such Pledged Securities to Collateral Agent or its nominee following an Event of Default and to the substitution of Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

Section 9.16.    Amendment and Restatement. The parties hereto acknowledge that this Agreement amends and restates each of the Existing Collateral Documents in its entirety. It is the intent of the parties hereto that this Agreement neither constitute a novation of the Secured Obligations and liabilities existing under the Existing Collateral Documents nor evidence the termination of such obligations and liabilities but be, to the fullest extent applicable, a modification, renewal, confirmation and extension of such Existing Collateral Documents. The parties hereto acknowledge that the Liens, security interests and other interests in the collateral covered by the Existing Collateral Agreement (hereinafter the “Original Collateral”) granted under the Existing Collateral Documents shall remain legal, valid, binding and enforceable with regard to such Original Collateral, except to the extent of any Original Collateral expressly released from such Liens, security interests and other interests by the Existing Collateral Agent prior to the effectiveness of this Agreement (the “Released Collateral” and, the Original Collateral excluding the Released Collateral, the “Existing Collateral”). Each Grantor hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests, and other interests in the Existing Collateral granted under the Existing Collateral Documents and further agrees that the execution and delivery of this Agreement and the other Loan Documents shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in the Existing Collateral granted under the Existing Collateral Documents. The parties hereto acknowledge that the Liens, security interests and other interests in the Existing Collateral shall continue to exist under and be evidenced by this Agreement. On and after the date hereof, all references to any Existing Collateral Document (or to any amendment or any amendment and restatement thereof) in the Credit Agreement or any related document (other than this Agreement) shall be deemed to refer to such Existing Collateral Document, as amended and restated hereby. This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar.

Section 9.17.    Swap Intercreditor Agreement. In the event of a conflict between the provisions of this Agreement and the provisions of the Swap Intercreditor Agreement, the provisions of the Swap Intercreditor Agreement shall govern and control.

Section 9.18.    Intercreditor Agreement. Reference is made to the Intercreditor Agreement, dated as of March 3, 2017, between Wilmington Trust, National Association, as Priority Lien Agent (as defined therein), and Wilmington Trust, National Association, as Second Lien Agent (as defined therein) (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (ii) authorizes (or is deemed to authorize) the Priority Lien Agent on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iii) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

ARTICLE X.

LIEN ABSOLUTE; WAIVER OF SURETYSHIP DEFENSES

Section 10.1.    Lien Absolute, Waivers.

10.1.1    Subject to the terms of the Swap Intercreditor Agreement, all rights of Collateral Agent hereunder, and all obligations of Grantors hereunder, shall be absolute and unconditional irrespective of, shall not be affected by, and shall remain in full force and effect without regard to, and each Grantor hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to, in each case, each of the following (whether or not such Grantor has knowledge thereof):

(i)	the validity or enforceability of the Credit Agreement or any other Loan Document or any Swap Document (as defined in the Swap Intercreditor Agreement), any of the Secured Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(ii)	any renewal, extension or acceleration of, or any increase in the amount of the Secured Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents or the Swap Documents (as defined in the Swap Intercreditor Agreement);

(iii)	any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, Swap Documents (as defined in the Swap Intercreditor Agreement), at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;

(iv)	any change, reorganization or termination of the corporate structure or existence of Borrower or any other Grantor or any of their Subsidiaries and any corresponding restructuring of the Secured Obligations;

(v)	any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Secured Obligations or any subordination of the Secured Obligations to any other obligations;

(vi)	the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Secured Obligations or any other impairment of such collateral;

(vii)

any exercise of remedies with respect to any security for the Secured Obligations (including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Collateral Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Grantor would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, each Grantor hereby expressly waives any and all benefits which might otherwise be available to such Grantor under applicable law; and

(viii)	any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Grantor as an obligor in respect of the Secured Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Grantor for the Secured Obligations, or of such Grantor under the guarantee contained in the Credit Agreement or of any security interest granted by any Grantor, whether in a bankruptcy proceeding or in any other instance.

10.1.2    Each Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower or any of the other Grantors with respect to the Secured Obligations. Except for notices provided for herein, each Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Collateral. Subject to the terms of the Swap Intercreditor Agreement, when making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

[Signature Pages Follow]

IN WITNESS WHEREOF, Grantors and Collateral Agent have executed this Agreement as of the date first above written.

GRANTORS:

GASTAR EXPLORATION INC.

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	President and Chief Executive Officer

Signature Page

Third Amended and Restated Pledge and Security Agreement

NORTHWEST PROPERTY VENTURES LLC

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	President and Chief Executive Officer

Signature Page

Third Amended and Restated Pledge and Security Agreement

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Assistant Vice President

Signature Page

Third Amended and Restated Pledge and Security Agreement

EXHIBIT A

PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Place of Business	Mailing Address
Gastar Exploration Inc.	1331 Lamar Street, Suite 650, Houston, TX 77010
Northwest Property Ventures LLC	1331 Lamar Street, Suite 650, Houston, TX 77010

EXHIBIT B

OTHER NAMES

Grantor	Other Names	Transmitting Utility
(Yes/No)
Gastar Exploration Inc.	Gastar Exploration USA, Inc.	No
Northwest Property Ventures LLC	None	No

EXHIBIT C

FEDERAL TAXPAYER IDENTIFICATION NUMBER

Grantor	Federal Employer Identification Number
Gastar Exploration Inc.	38-3531640
Northwest Property Ventures LLC	81-5365433

EXHIBIT D

LOCATION FOR PURPOSES OF UCC

Grantor	Jurisdiction
Gastar Exploration Inc.	Delaware
Northwest Property Ventures LLC	Oklahoma

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

The filing of a financing statement in each of the jurisdictions listed above.

Copyright, Patent and Trademark Filings

None

Actions with respect to Investment Property

None

Other Actions

None

SCHEDULE I

List of Pledged Securities and Pledged Notes

A. STOCKS:

Grantor	Issuer	Certificate Number	Number of Shares	Ownership Interest
Gastar Exploration Inc.	Northwest Property Ventures LLC	N/A	N/A	100%

B. OTHER SECURITIES, INVESTMENT PROPERTY AND OWNERSHIP INTERESTS

(CERTIFICATED AND UNCERTIFICATED):

None.

C. PLEDGED NOTES:

Grantor	Issuer	Payee	Maturity Date	Principal Amount
Gastar Exploration Inc.	SEI Energy, LLC[1]	SEI Energy, LLC	December 1, 2016	$2,162,789.31

[1]	SEI has declared bankruptcy.

SCHEDULE II

Commercial Tort Claims

1.	Eagle Natrium, LLC v. Gastar Exploration USA, Inc., G.D. No. 14-007208 pending in Allegheny County, Pennsylvania.

SCHEDULE III

Securities Accounts, Commodities Accounts and Deposit Accounts

Securities Accounts:

Grantor	Issuer of Financial Asset	Description of Financial Asset	Securities Intermediary (Name and Address)	Securities Account (Number and Location)	Securities Intermediary’s Jurisdiction Under UCC Section 9-305(a)(3)

Gastar Exploration Inc.	N/A	Government Money Market Fund

Commodities Accounts:

Grantor	Description of Commodity Contract	Commodity Intermediary (Name and Address)	Commodity Account (Number and Location)	Commodity Intermediary’s Jurisdiction Under UCC Section 9-305(a)(4)

None.	None.	None.	None.	None.

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Gastar Exploration Inc.	Wells Fargo

Gastar Exploration Inc.	Wells Fargo

Gastar Exploration Inc.	Wells Fargo

Gastar Exploration Inc.	Wells Fargo

Gastar Exploration Inc.	Wells Fargo

Gastar Exploration Inc.	Texas Capital Bank

SCHEDULE IV

LETTER OF CREDIT RIGHTS

None.

SCHEDULE V

PLEDGE AMENDMENT

This Pledge Amendment, dated [                    ] is delivered pursuant to Section 4.5 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Third Amended and Restated Pledge and Security Agreement dated as of March 3, 2017, by and among the Grantors party thereto and Wilmington Trust, National Association, as collateral agent for the Secured Parties (as amended, restated, supplemented or otherwise modified from time to time; capitalized terms defined therein being used herein as defined therein) and that the Commercial Tort Claims listed on this Pledge Amendment shall be deemed to be part of the Collateral and shall secure all Secured Obligations.

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By:
Name:
Title: